UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2012 (December 17, 2012)

PVR Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 301

100 Matsonford Road, Radnor, Pennsylvania 19087

(Address of principal executive office) (Zip Code)

(610) 975-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ronald K. Page, Executive Vice President and Chief Operating Officer – Midstream, Midcontinent of PVR GP, LLC (the “Company”), the general partner of PVR Partners, L.P. (the “Partnership”) will be leaving the Company on December 31, 2012 to pursue other opportunities. Mr. Page will be paid pursuant to the terms of his Employment Agreement. Mr. Page’s Employment Agreement is described in the Partnership’s Current Report on Form 8-K filed on October 7, 2011 and the full text of the Employment Agreement is set forth in Exhibit 10.4 to the Partnership’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed on November 1, 2011, each of which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PVR PARTNERS, L.P.

	By:	PVR GP, LLC
Its General Partner
Dated: December 18, 2012
	By:	/s/ BRUCE D. DAVIS, JR.
		Name:	Bruce D. Davis, Jr.
		Title:	Executive Vice President, General Counsel and Secretary